UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): March 22, 2018

RASNA THERAPEUTICS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333- 191083	39-2080103
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Lexington Avenue, Suite 2525, New York, NY		10170
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 646-396-4087

(Former name or former address, if changed since last report)

Copies to:
Jeffrey Fessler, Esq.
Sheppard, Mullin, Richter & Hampton LLP
30 Rockefeller Plaza
New York, New York 10112
Telephone: (212) 653-8700
Facsimile: (212) 653-8701

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07.         Submission of Matters to a Vote of Security Holders.

On March 22, 2018 Rasna Therapeutics, Inc. (the “Company”) held its 2017 Annual Meeting of Stockholders (the “Meeting”). At the Meeting, the Company’s stockholders (i) re-elected Kunwar Shailubhai, Riccardo Dalla-Favera, James Mervis, John P. Brancaccio, Alessandro Padova, and John Alex Martin as directors of the Company’s Board and (ii) ratified the appointment of Marcum LLP as the Company’s independent auditors for the fiscal year ending September 30, 2018.

As of February 16, 2018, the record date for the Meeting, there were  68,908,003 shares of our common stock outstanding, which was sufficient to constitute a quorum.

Set forth below are the final voting results for each of the proposals:

Proposal No. 1- Election of Directors

Name	Votes For	Votes Against	Votes Abstained
Kunwar Shailubhai	41,279,536	0	0
Riccardo Dalla-Favera	41,279,536	0	0
James Mervis	41,279,536	0	0
John Brancaccio	41,273,486	0	0
Alessandro Padova	41,273,486	0	0
John Alex Martin	41,279,536	0	0

Proposal No. 2 - Ratification of the appointment of Marcum LLP as the Company’s independent auditors for the fiscal year ending September 30, 2018.

Votes For	Votes Against	Votes Abstained
41,342,121	0	0

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  March 26, 2018

RASNA THERAPEUTICS, INC.

By:	/s/ Kunwar Shailubhai
Name: Kunwar Shailubhai
Title: Chief Executive Officer